VALIDUS HOLDINGS, LTD. ANNOUNCES APPOINTMENT OF
JOHN FITZPATRICK TO BOARD OF DIRECTORS

Hamilton, Bermuda – February 17, 2010 – Validus Holdings, Ltd. (NYSE: VR) (“Validus” or the “Company”) today announced that John Fitzpatrick, a Partner with Pension Corporation and former Executive Board member of Swiss Re, has been appointed to the Company’s Board of Directors, effective immediately. The appointment will expand Validus’ Board to twelve members.

“We are delighted to welcome John to the Validus Board,” said Ed Noonan, Validus’ Chairman and Chief Executive Officer. “John is a proven leader in the insurance and reinsurance sector and I am certain that he will be a valuable resource for our Board and management team as we focus on continuing to grow our business and building value for shareholders.”

Mr. Fitzpatrick added, “I am pleased to be joining Validus’ Board at such an exciting time in the Company’s growth and development. I look forward to working with the other directors and Validus’ management team to build on the Company’s strong track record of success.”

Mr. Fitzpatrick is currently a Partner at Pension Corporation and a Director of Pension Insurance Corporation Ltd., the London-based pension insurer. From 1998 to 2006, he was a member of Swiss Re’s Executive Board Committee and served Swiss Re as Chief Financial Officer, Head of the Life and Health Business Group and Head of Financial Services. Mr. Fitzpatrick was previously a member of the Board of the Association of British Insurers. He received his BBA from Loyola University in Chicago and is a CPA and CFA.

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot Holdings”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot Holdings is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183. For more information about Validus Holdings, Ltd. please visit www.validusholdings.com.

Contacts:

Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000

or

Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080

Roddy Watt/Tony Friend
College Hill
+44 (0)20 7457 2020

Cautionary Note Regarding Forward-Looking Statements

This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, additionally, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods;4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) our limited operating history; 6) our ability to successfully implement our business strategy during “soft” as well as “hard” markets; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Talbot or other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.